UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022, Fulcrum Therapeutics, Inc., or Fulcrum, announced that its board of directors promoted Mel Hayes, its current chief commercial officer, to the position of chief operating officer effective August 9, 2022, such date the Effective Date. In connection with his promotion, Mr. Hayes will serve as Fulcrum’s principal operating officer.

Mr. Hayes, 52, has served as Fulcrum’s chief operating officer since the Effective Date, and served as chief commercial officer from September 2021 to the Effective Date. Prior to joining Fulcrum, Mr. Hayes provided consulting services to the biotech and specialty pharmaceutical industries as principal of a consulting firm from March 2020 through August 2021. Prior to operating his own consulting firm, Mr. Hayes served as global head commercial, vice president, rare blood disorders, at Sanofi-Genzyme from January 2019 to February 2020, where he led the commercial organization for hemophilia and complement assets. From October 2017 to January 2019, Mr. Hayes served as U.S. vice president, hemophilia and global head, hematology rare blood disorders at Bioverativ (acquired by Sanofi-Genzyme). From June 2016 to October 2016, he was global vice president, head of global marketing and launch excellence at Shire, and before that global vice president hemophilia at Baxalta (acquired by Shire) from July 2015 to June 2016. Mr. Hayes also spent 10 years at Bayer and nine years at Bristol Myers Squibb in progressive leadership roles where he was responsible for launching products in diabetes, cardiovascular disease, neurology, rheumatology, multiple sclerosis and Parkinson’s disease. Mr. Hayes holds dual bachelor’s degrees in business and communications from Southern Methodist University and an MBA from Columbia University.

In connection with Mr. Hayes’ initial employment, Mr. Hayes entered into an employment agreement with Fulcrum as of September 7, 2021, which agreement provides for an annual base salary and an annual discretionary performance bonus with a target of 40% of his then annual base salary based upon the board of directors’ assessment of his performance and Fulcrum’s attainment of goals as set by the board of directors in its sole discretion. In connection with his promotion, and as contemplated by his employment agreement which provides the board of directors discretion to adjust his salary, the board of directors increased Mr. Hayes’ annual base salary to $453,000 with retroactive effect to July 1, 2022.

Mr. Hayes is also eligible to receive equity awards as determined from time to time by the board of directors, and in connection with his promotion, Mr. Hayes was granted an option to purchase 137,000 shares of Fulcrum’s common stock pursuant to the Fulcrum 2019 Stock Incentive Plan, or the 2019 Plan on the Effective Date. The stock option has an exercise price per share equal to $7.40, which “fair market value” (as defined in the 2019 Plan) on the grant date, and will vest over four years as follows: 25% of the shares underlying the option will vest on the first anniversary of the Effective Date, with additional 6.25% of the shares vesting in equal quarterly installments over the twelve successive quarters following the first anniversary of the Effective Date.

In the event of the termination of Mr. Hayes’ employment by Fulcrum without cause, or by him for good reason, prior to or more than 12 months following a “change in control” (as such terms are is defined in his employment agreement), Mr. Hayes would be entitled to his base salary that has accrued and to which he is entitled as of the termination date and other accrued benefits, collectively, the accrued obligations. In addition, he is entitled to (1) continued payment of his then-current base salary, in accordance with Fulcrum’s regular payroll procedures, for a period of nine months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by Fulcrum of the portion of health coverage premiums it pays for similarly situated, active employees who receive the same type of coverage, for a period of up to nine months following his date of termination.

In the event of the termination of Mr. Hayes’ employment by Fulcrum without cause, or by him for good reason, within 12 months following a “change in control” (as such terms are is defined in his employment agreement), Mr. Hayes is entitled to the accrued obligations. In addition, he is entitled to (1) continued payment of his then-current base salary (or, if higher, his base salary in effect immediately prior to the change in control), in accordance with Fulcrum’s regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums Fulcrum pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of his then-unvested equity awards that vest solely based on the passage of time, such that his time-based equity awards become fully exercisable and non-forfeitable as of the termination date.

In addition, pursuant to Fulcrum’s standard form of indemnification agreement Mr. Hayes entered into in connection with his promotion to chief operating officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to Fulcrum’s registration statement on Form S-1 (File No. 333-232260) on June 21, 2019, Fulcrum may be required, among other things, to indemnify Mr. Hayes for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer or director of Fulcrum.

The foregoing description of Mr. Hayes’ employment agreement is not complete and is qualified in its entirety by reference to the full text of such agreement a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement by and between Mel Hayes and Fulcrum Therapeutics, Inc., dated as of September 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: August 11, 2022	By:	/s/ Curt Oltmans
	Name:	Curt Oltmans
	Title:	Chief Legal Officer